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                                                                  Exhibit (8)(b)

                                     FORM OF
                          ACCOUNTING SERVICES AGREEMENT
                                   SCHEDULE B
                            AMENDED FEBRUARY 2, 1998

1.  Schwab California Municipal Money Fund                    November 6, 1990
    (formerly Schwab California Tax-Exempt Money Fund)

2.  Schwab Money Market Fund                                  April 8, 1991

3.  Schwab Government Money Fund                              April 8, 1991

4.  Schwab Municipal Money Fund                               May 3, 1991

5.  Schwab US Treasury Money Fund                             November 5, 1991

6.  Schwab Value Advantage Money Fund                         February 7, 1992

7.  Schwab Institutional Money Fund                           November 26, 1993

8.  Schwab Retirement Money Fund                              November 26, 1993

9.  Schwab New York Municipal Money Fund                      November 8, 1994
    (formerly Schwab New York Tax-Exempt Money Fund)

10. Schwab New Jersey Municipal Money Fund                    January 20, 1998

11. Schwab Pennsylvania Municipal Money Fund                  January 20, 1998

                                    PFPC INC.

                                    By:    ________________________
                                           Joseph T. Gramlich
                                    Title: Senior Vice President

                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    By:    ________________________
                                           William J. Klipp
                                    Title: Executive Vice President and Chief
                                           Operating Officer